THIRD AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           OUTSOURCING SOLUTIONS INC.

                  Outsourcing   Solutions  Inc.,  a  corporation  organized  and
existing under the laws of the State of Delaware, hereby certifies as follows:

                  1. The name of the corporation is Outsourcing Solutions Inc. (the "Corporation"). The Corporation was originally incorporated as OSI Holdings Corp. in the State of Delaware on the 21st day of September, 1995 pursuant to a Certificate of Incorporation filed with the Secretary of State of the State of Delaware on that date.

                  2.  This   Third   Amended   and   Restated   Certificate   of
Incorporation amends and restates the Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on February 15, 1996, as amended on October 11, 1996. This Third Amended and Restated Certificate of Incorporation has been adopted by the Corporation and by its stockholders pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware.

                  3. On December 7, 1998, Directors of the Corporation duly adopted resolutions authorizing the following amendment and restatement of the Certificate of Incorporation of the Corporation, declaring such amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders and authorizing the appropriate officers to solicit written consents of the stockholders of the Corporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware. Thereafter, pursuant to resolutions of the Board of Directors, in lieu of a meeting and vote of holders of the Corporation's common stock and preferred stock, stockholders holding a majority of the issued and outstanding shares of common stock of the Corporation and holders of a majority of the issued and outstanding shares of preferred stock of the Corporation adopted the following amendment and restatement of the Certificate of Incorporation of the Corporation and the nonconsenting stockholders were promptly notified of such adoption in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

                  4. The text of Certificate of Incorporation, is hereby restated and amended to read in its entirety as follows:

                  FIRST: The  name of  the Corporation is Outsourcing  Solutions
Inc.

                  SECOND: The registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, County of New Castle.

                  The name of its registered agent in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

                  THIRD: The purpose of the Corporation is to engage, directly or indirectly, in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as from time to time in effect.

                  FOURTH: The total number of shares which the Corporation shall have the authority to issue is 18,250,000 shares of capital stock as follows:
1,250,000 shares of Preferred Stock, no par value (the "Preferred Stock"), 7,500,000 shares of Voting Common Stock, par value $.01 per share (the "Voting Common Stock"), 7,500,000 shares of Class A Non-Voting Common Stock, par value $.01 per share (the "Class A Non-Voting Common Stock"), 500,000 shares of Class B Non-Voting Stock, par value $.01 per share (the "Class B Non-Voting Common Stock") and 1,500,000 shares of Class C Non-Voting Common Stock, par value $.01 per share (the "Class C Non-Voting Common Stock", and together with the Class A Non-Voting Common Stock and the Class B Non-Voting Common Stock, the "Non-Voting Common Stock", and the Non-Voting Common Stock, together with the Voting Common Stock, the "Common Stock"). The Preferred Stock shall be designated "8% Non-Voting Cumulative Redeemable Exchangeable Preferred Stock." Each share of Preferred Stock is hereafter referred to as a "Preferred Share" and collectively as "Preferred Shares". Each share of Voting Common Stock is hereafter referred to as a "Voting Common Share" and collectively as "Voting Common Shares". Each share of Class A Non-Voting Common Stock is hereafter referred to as a "Class A Non-Voting Common Share" and collectively as "Class A Non-Voting Common Shares". Each share of Class B Non-Voting Common Stock is hereafter referred to as a "Class B Non-Voting Common Share" and collectively as "Class B Non-Voting Common Shares". Each share of Class C Non-Voting Common Stock is hereafter referred to as a "Class C Non-Voting Common Share" and collectively as "Class C Non-Voting Common Shares". Each share of Non-Voting Common Stock is hereafter referred to as a "Non-Voting Common Share" and collectively as "Non-Voting Common Shares". The Voting Common Shares and Non-Voting Common Shares are hereafter collectively referred to as "Common Shares". The voting powers, designations, preferences and relative participating, optional or other special rights, and qualifications, or restrictions thereof, of each of the above classes of capital stock are as follows:

                  A.  Preferred Stock.

                  1.  Voting Rights

                  The record holders of the issued and outstanding shares of Preferred Stock shall have no voting rights, unless (and then only to the extent) otherwise expressly provided by law.

                  2.  Dividend Rights

                  (a) The record holders shall be entitled to receive in preference to all other shareholders, when, as and if declared by the Corporation's Board of Directors or a duly authorized committee thereof, out of funds legally available for the payment thereof, fully cumulative dividends at the annual rate of eight percent (8%) of the Liquidation Preference (as defined below in Section 3), such dividends to be payable in equal semi-annual installments of Fifty Cents ($.50) per Preferred Share on the day immediately succeeding the last day of a Payment Period (as such term is defined below in paragraph (e) of this Section 2) (except that if any such date is a Saturday, Sunday or legal holiday, then such dividends shall be payable on the next day that is not a Saturday, Sunday or legal holiday) (each a "Dividend Payment Date"); provided, however, the Corporation may, at its sole option, pay any dividends due on each Dividend Payment Date in additional shares of Preferred Stock (such dividends paid in kind being herein referred to as "PIK Dividends").

                  (b) PIK Dividends shall be paid by delivering to the record holders of Preferred Stock a number of shares of Preferred Stock determined by dividing the amount of the PIK Dividend Payment which otherwise would be payable on the Dividend Payment Date to each respective holder in cash (rounded to the nearest whole cent) by the Liquidation Preference per share. The issuance of any such PIK Dividend in such amount shall constitute full payment of such dividend. Fractional shares of Preferred Stock payable as PIK Dividends shall be paid in cash by the Corporation. Any additional shares of Preferred Stock issued pursuant to this section shall be subject in all respects, except as to issue date and the date from which dividends accrue and cumulate as set forth below, to the same terms as the shares of Preferred Stock originally issued hereunder.

                  (c) Dividends shall accrue (whether or not declared by the Board of Directors) during each Payment Period and be fully cumulative from the first day of each Payment Period to the last day of such Payment Period. In the case of Preferred Shares issued and/or accumulated as a PIK Dividend, dividends shall accrue (whether or not declared by the Board of Directors) and be fully cumulative from the Dividend Payment Date in respect of which such shares were issued as a dividend. Dividends shall be paid to the holders of record of Preferred Shares at the close of business on the date specified by the Board of Directors of the Corporation or a duly authorized committee thereof at the time such dividend is declared in accordance with the Delaware General Corporation Law (each of such dates being a "Record Date"). A Record Date shall not be more than sixty (60) days prior to the applicable Dividend Payment Date. All dividends (whether payable in cash or in whole or in part in PIK Dividends) paid pursuant to this paragraph shall be paid in equal pro rata proportions of such cash and/or PIK Dividends to the holders entitled thereto, except with respect to cash payable in lieu of PIK Dividends otherwise payable in fractional shares as described above.

                  (d) The Corporation shall not (i) declare, pay or set aside for payment any dividend or other distribution in respect of its Junior Stock (as defined below), or (ii) call for redemption, redeem, purchase or otherwise acquire for any consideration any shares of its Junior Stock, unless, so long as any Preferred Shares are outstanding, all dividends accrued and unpaid with respect to the Preferred Shares for all Dividend Payment Periods ending on or prior to the date of payment of such dividends or other distributions on or redemptions of Junior Stock shall have been authorized, declared and paid and all obligations of the Corporation to purchase Preferred Shares pursuant to this paragraph have been fully satisfied. "Junior Stock" means Common Stock and any other series of preferred stock of the Corporation which ranks junior to or on a parity with the Preferred Shares.

                  (e) The term "Payment Period" shall mean the six-month period commencing on September 21, 1995 and each six-month period thereafter during which any Preferred Shares are issued and outstanding.

                  3.  Rights on Liquidation and Ranking

                  In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (each a "Liquidation"), each holder of a Preferred Share shall be entitled to receive with respect to such Preferred Share, before any distribution is made to or set aside for the holders of Junior Stock out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount equal to Twelve Dollars and Fifty Cents ($12.50) per Preferred Share (the "Liquidation Preference"), plus all dividends accrued and unpaid on such Preferred Share on the date of final distribution to such holder, whether or not authorized or declared, before any assets shall be distributed to the holders of Junior Stock. If the assets of the Corporation available for distribution to holders shall be insufficient to permit the payment in full of the amount due the holders pursuant to this Paragraph 3, all assets of the Corporation available for distribution to holders shall be distributed pari passu among the holders. The fair market value of any assets of the Corporation and the proportion of cash and other assets distributed by the Corporation to the holders shall be reasonably determined in good faith by a vote of the Board of Directors of the Corporation. Except as provided in this paragraph, the holders of Preferred Shares shall not be entitled to any distribution in the event of a Liquidation. For the purposes of this paragraph, neither the consolidation or merger of the Corporation into or with another corporation, nor the sale of all or substantially all of the assets of the Corporation to another corporation or any other entity shall be deemed a liquidation, dissolution or winding-up of the affairs of the Corporation.

                  4.  Redemption Rights

                  (a) To the extent that the Corporation shall have funds legally available therefor, the Corporation may, at its option, at any time and from time to time, redeem all or any portion of the outstanding Preferred Shares (each a "Redemption") for a sum equal to Twelve Dollars and Fifty Cents ($12.50) per Preferred Share plus an amount in cash equal to all accrued and unpaid dividends on such shares through the date fixed by the Board of Directors for such redemption (a "Redemption Date"), whether or not authorized and declared (such sum being referred to as the "Redemption Price").

                  (b) Notice of Redemption. Not more than sixty (60) nor less than ten (10) days prior to the Redemption Date, the Corporation shall give written notice ("Redemption Notice") of a Redemption specifying the date of such Redemption, to each holder of Preferred Shares to be redeemed at its address as it appears on the stock records of the Corporation by deposit thereof in first class U.S. mail, postage prepaid. The Corporation shall transfer to an account designated by each holder of a Preferred Share to be redeemed the Redemption Price thereof by wire transfer in immediately available funds upon receipt by the Corporation at its principal office of a certificate representing the applicable Preferred Share (or, at the option of such holder, an affidavit of lost certificate and indemnity therefor) duly endorsed in blank for transfer to the Corporation.

                  (c) Selection of Shares. The Corporation shall select the Preferred Shares to be redeemed in any Redemption in which not all Preferred Shares are able to be redeemed pursuant to this paragraph so that the Preferred Shares of each holder selected for Redemption shall bear the same proportion to the total Preferred Shares owned by that holder as the proportion of all Preferred Shares selected for Redemption bears to the total of all then outstanding Preferred Shares, but adjusted as determined by the Board of Directors to avoid the redemption of fractional Preferred Shares. Notice having been given as provided above, if, on the date fixed for Redemption, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside in trust for the holders of the Preferred Shares, then, notwithstanding that the certificates representing any shares so called for redemption shall not have been surrendered, dividends with respect to the shares so called shall cease to accrue after the date fixed for redemption, such shares will no longer be deemed outstanding, the holders thereof shall cease to be stockholders of the Corporation and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate. If funds legally available for such purpose are not sufficient for redemption of the Preferred Shares to be redeemed pursuant to a Redemption, then the certificates representing such shares shall be deemed not to be surrendered, such shares shall remain outstanding and the rights of holders of shares of Preferred Stock thereafter shall continue to be only those of a holder of Preferred Shares. Should any Preferred Shares required to be redeemed under the terms of any redemption not be redeemed solely by reason of limitations imposed by law, the applicable Preferred Shares shall be redeemed on the earliest possible date thereafter that the applicable Preferred Shares may be redeemed to the maximum extent permitted by law. Except as set forth above, the Board of Directors shall prescribe the manner in which any Redemption shall be effected.

                  5.  Exchange of Preferred Stock.

                  (a) Each holder of Preferred Shares shall have the right, at its option, at any time after September 20, 1996, to exchange any or all of the Preferred Shares held by them for the same number of Common Shares. Each exchange of Preferred Shares for Common Shares shall be effected by the surrender of the certificates representing the shares to be exchanged at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such Preferred Shares, stating that such holder desires to exchange the Preferred Shares, or a stated number of Preferred Shares, represented by such certificate or certificates into Common Shares. Such exchange will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Preferred Shares to be exchanged have been surrendered at the principal office of the Corporation, and at such time the rights of the holders of the exchanged Preferred Shares will cease and the person or persons in whose name or names the certificate or certificates for Common Shares are to be issued upon such exchange will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions (a) the certificate or certificates for the Common Shares issuable upon such exchange and (b) a certificate representing any Preferred Shares which were represented by the certificate or certificates delivered to the Corporation in connection with such exchange but which were not exchanged.

                  (b) The Corporation shall at all times reserve and keep available, out of its authorized but unissued capital stock, solely for the purpose of effecting the exchange of the Preferred Stock, a full number of shares of Common Stock then issuable upon the exchange of all outstanding Preferred Stock. Upon the exchange of any Preferred Shares, such Preferred Shares shall be retired and shall not be reissued.

                  6. Ranking of Stock of the Corporation. Any stock of any class or classes of the Corporation shall be deemed to rank:

                  (a) On a parity with the Preferred Shares, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of the Preferred Shares, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon Liquidation in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of the Preferred Stock; and

                  (b) Junior to the Preferred Shares, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of the Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon Liquidation or upon redemption, as the case may be, in preference or priority to the holders of shares of such class or classes.

                  7. Transfers of Preferred Shares. The Preferred Shares may not be sold, assigned or transferred by the holders without the prior written consent of the Corporation and each holder of Preferred Shares, and by acceptance of any Preferred Shares, the holder agrees not to sell, assign or transfer such shares without such consent.

                  B.  Common Stock.

                  1. Dividend Rights. Subject to the preferential rights of the Preferred Shares, the Board of Directors of the Corporation may, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends on the Common Shares of the Corporation.

                  No dividend (other than a dividend in capital stock ranking on a parity with the Common Shares or cash in lieu of fractional shares with respect to such stock dividend) shall be declared or paid on any share or shares of any class of stock or series thereof ranking on a parity with the Common Shares in respect of payment of dividends for any dividend period unless there shall have been declared, for the same dividend period, like proportionate dividends on all shares of Common Shares then outstanding.

                  As and when dividends are declared or paid thereon, whether in cash, property or securities of the Corporation, the holders of the Voting Common Shares and of the Non-Voting Common Shares will be entitled to share ratably, on a share for share basis, in such dividends, provided, that (i) if dividends are declared which are payable in Voting Common Shares or Non-Voting Common Shares, dividends will be declared which are payable at the same rate on both classes of stock and the dividends payable in Voting Common Shares will be payable to holders of such shares and the dividends payable in Non-Voting Common Shares will be payable to holders of such shares and (ii) if the dividends consist of other voting securities of the Corporation, (a) the Corporation will make available to each holder of Class A Non-Voting Common Shares, at such holder's request, dividends consisting of non-voting securities of the Corporation which are otherwise identical to the voting securities and which are convertible into or exchangeable for such voting securities on the same terms as the Class A Non-Voting Common Shares are convertible into Voting Common Shares,
(b) the Corporation will make available to each holder of Class B Non-Voting Common Shares, at such holder's request, dividends consisting of non-voting securities of the Corporation which are otherwise identical to the voting securities and which are convertible into or exchangeable for such voting securities on the same terms as the Class B Non-Voting Common Shares are convertible into Voting Common Shares, and (c) the Corporation will make available to each holder of Class C Non-Voting Common Shares, at such holder's request, dividends consisting of non-voting securities of the Corporation which are otherwise identical to the voting securities and which are convertible into or exchangeable for such voting securities on the same terms as the Class C Non-Voting Common Shares are convertible into Voting Common Shares.

                  2. Rights on Liquidation. In the event of any liquidation, dissolution, distribution of assets or winding up of the Corporation, whether voluntary or involuntary (collectively, a "Liquidation"), after payment or provision for payment of the debts and other liabilities of the Corporation and the setting aside for payment of any preferential amount due to the holders of any other class or series of stock (including, without limitation, the holders of Preferred Shares), the holders of Common Shares (including, without limitation, the Voting Common Shares and the Non-Voting Common Shares) and any other class of stock or series thereof ranking on a parity with the Common Shares in respect of distributions on Liquidation shall be entitled to receive ratably on a share for share basis, any or all assets remaining to be paid or distributed.

                  3. Voting Rights. Except as may be otherwise required by law, all voting rights shall be vested in the Voting Common Shares and each holder of Voting Common Shares shall have one vote in respect of each Voting Common Share held by such holder on all matters to be voted upon by the stockholders of the Corporation. The holders of the Non-Voting Shares will have no right to vote on any matters to be voted on by the stockholders of the Corporation; provided, that the holders of the Non-Voting Common Shares shall have the right to vote as a separate class on (i) any merger, consolidation, recapitalization or reconsolidation of the Corporation that would adversely affect the rights and preferences of the Non-Voting Common Shares in a manner which does not affect all holders of Common Shares equally, (ii) any amendment to this Amended and Restated Certificate of Incorporation or the By-Laws of this Corporation, as such may be amended from time to time, that would adversely affect the rights and preferences of the holders of Non-Voting Common Shares in a manner which does not affect all holders of Common Shares equally and (iii) any other matter on which the Non-Voting Common Shares are required to vote as a class pursuant to the General Corporation Law of the State of Delaware.

                  4.  Conversion.

                  (a) Conversion of Class A Non-Voting Common Shares; Voting Common Shares. Each record holder of Voting Common Shares is entitled to convert any or all of such holder's Voting Common Shares into the same number of Non-Voting Common Shares and each record holder of Class A Non-Voting Common Shares is entitled to convert any or all of such holder's Class A Non-Voting Common Shares into the same number of Voting Common Shares or other Non-Voting Common Shares, in each case upon one (1) business day's written notice to the Corporation by any such record holder specifying the number of Class A Non-Voting Common Shares to be so converted. Upon receipt of such notice, the Corporation shall take all such action as is necessary to effect such conversion in a timely manner. Notwithstanding the failure of the Corporation to take any action required by the preceding sentence, the conversion shall be deemed effective at 5:00 p.m. Atlanta, Georgia time on the business day following the giving of such notice and the Voting Shares or Class A Non-Voting Shares so converted will be deemed to be in all respects Non-Voting Shares or Voting Shares, as the case may be, of the Corporation with all privileges appurtenant thereto.

                  (b) Conversion of Class B Non-Voting Stock.

                  (i) In connection with the occurrence (or the expected occurrence) of any Class B Conversion Event (as defined below), each holder of Class B Non-Voting Common Shares shall be entitled to convert into an equal number of shares of Voting Common Shares any or all of the shares of such holder's Class B Non-Voting Common Shares being distributed, disposed of or sold by such holder in such Class B Conversion Event.

                  (ii) For purposes of this Section 4(b), "Class B Conversion Event" shall mean (A) any public offering or public sale of the Common Stock of the Corporation (including a public offering registered under the Securities Act of 1933 (the "1933 Act") or a public sale pursuant to Rule 144 of the Securities and Exchange Commission or any similar rule then in force); (B) any sale of Class B Non-Voting Common Shares to a person or a group of persons (within the meaning of the Securities Exchange Act of 1934, as amended (the "1934 Act") or the Bank Holding Company Act of 1956, as amended (the "BHC Act")), provided that
(1) such sale does not constitute more than two percent (2%) of any class of voting securities of the Corporation and (2) such person or group of persons does not own, control or have the right to acquire five percent (5%) or more of any class of voting securities of the Corporation as a result of such sale; (C) any sale of Class B Non-Voting Shares to a person or group of persons by a holder of Class B Non-Voting Common Shares if such person or group of persons already owns or has negotiated to purchase at least a majority of the Common Stock without reliance on such sale; or (D) a sale of the securities of the Corporation by the MDC Entities (as such term is defined below) pursuant to the provisions of Section 2.3 of the Amended and Restated Stockholders Agreement, dated as of February 16, 1996, by and among the Corporation and the stockholders party thereto. Notwithstanding anything in the foregoing to the contrary, no sale which would otherwise constitute a Class B Conversion Event pursuant to this clause (D) shall constitute a Class B Conversion Event if such sale is to the MDC Entities and their Related Persons or if any sale of the Class B Non-Voting Shares in connection with such sale violates any applicable laws or regulations, including, without limitation, Section 4 of the BHC Act and any regulations or orders issued by the Board of Governors of the Federal Reserve System thereunder. For purposes of this paragraph, the term (1) "MDC Entities" shall mean, collectively, McCown De Leeuw & Co. III, L.P., a California limited partnership, McCown De Leeuw & Co. Offshore (Europe) III, L.P., a Bermuda limited partnership, McCown De Leeuw & Co. III (Asia), L.P., a Bermuda limited partnership, and Gamma Fund, LLC, a California limited liability company, (2) "Related Person" shall mean with respect to any person which is a partnership, any partnership with the same controlling general partner as such person and any of the partners of such person which receive capital stock of the Corporation upon a distribution to any such partners by any such person, and with respect to any person which is a corporation or limited liability company, any Affiliate of such person so long as such Affiliate is a partnership, a corporation, a limited liability company or a trust and (3) "Affiliate" shall mean, with respect to any person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.

                  (iii) Each holder of Class B Non-Voting Common Shares shall be entitled to convert shares of Class B Non-Voting Common Stock into an equal number of shares of Voting Common Stock in connection with any Class B Conversion Event if such holder reasonably believes that such Class B Conversion Event shall be consummated, and a written request for conversion from any holder of Class B Non-Voting Common Shares to the Corporation stating such holder's reasonable belief that a Class B Conversion Event shall occur shall be conclusive and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such holder to participate in such Class B Conversion Event. The Corporation shall not cancel the Class B Non-Voting Common Shares so converted before the tenth day following such Class B Conversion Event and shall reserve such shares until such tenth day for reissuance in compliance with the next sentence. If any Class B Non-Voting Common Shares are converted into Voting Common Shares in connection with a Class B Conversion Event and such Voting Common Shares are not actually distributed, disposed of or sold in such Class B Conversion Event, such Voting Common Shares shall be promptly converted back into the same number of Class B Non-Voting Common Shares.

                  (c) Conversion of Class C Non-Voting Common Stock.

                  (i) In connection with the occurrence (or the expected occurrence of any Class C Conversion Event, each holder of Class C Non-Voting Common Shares shall be entitled to convert into an equal number of shares of Voting Common Stock any or all of the shares of such holder's Class C Non-Voting Common Stock being distributed, disposed of or sold by such holder in connection with such Class C Conversion Event.

                  (ii) For purposes of this Section 4(c), a "Class C Conversion Event" shall mean (a) any public offering or public sale of the Common Stock of the Corporation (including a public offering registered under the 1933 Act or a public sale pursuant to Rule 144 of the Securities and Exchange Commission or any similar rule then in force), (b) any sale of the securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act, if, after such sale, such person or group of persons in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors, provided that such sale has been approved by the Corporation's Board of Directors or a committee thereof,
(c) a merger, consolidation or similar transaction involving the Corporation if, after such transaction, a person or group of persons (within the meaning of the 1934 Act) would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving corporation's directors, provided that such transaction has been approved by the Corporation's Board of Directors or a committee thereof, and (d) a sale of the securities of the Corporation by the MDC Entities (as such term is defined in clause (b)(ii) above pursuant to the provisions of Section 2.3 of the Amended and Restated Stockholders Agreement, dated as of February 16, 1996, by and among the Corporation and the stockholders party thereto. Notwithstanding anything in the foregoing to the contrary, no sale which would otherwise constitute a Class C Conversion Event pursuant to clauses (b), (c) or (d) above shall constitute a Class C Conversion Event if such sale is to the MDC Entities and their Related Persons. For purposes of this paragraph, the term (A) "person" shall include any natural person and any corporation, partnership, joint venture, trust, unincorporated organization and any other entity or organization, (B) "Related Person" shall have the meaning assigned to such term in clause (b)(ii) above, and (C) "Affiliate" shall have the meaning assigned to such term in clause
(b)(ii) above.

                  (iii) Each holder of Class C Non-Voting Common Shares shall be entitled to convert shares of Class C Non-Voting Common Stock into an equal number of shares of Voting Common Stock in connection with any Class C Conversion Event if such holder reasonably believes that such Class C Conversion Event shall be consummated, and a written request for conversion from any holder of Class C Non-Voting Common Stock to the Corporation stating such holder's reasonable belief that a Class C Conversion Event shall occur shall be conclusive and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such holder to participate in a Class C Conversion Event. The Corporation shall not cancel the shares of Class C Non-Voting Common Stock so converted before the tenth day following such Class C Conversion Event and shall reserve such shares until such tenth day for reissuance in compliance with the next sentence. If any Class C Non-Voting Common Shares are converted into Voting Common Stock in connection with a Class C Conversion Event and such shares of Voting Common Stock are not actually distributed, disposed of or sold in such Class C Conversion Event, such shares of Voting Common Stock shall be promptly converted back into the same number of shares of Class C Non-Voting Common Stock.

                  (d) Conversion Procedure.

                  (i) Unless otherwise provided herein, each conversion of shares of one class of Common Stock into shares of the other class of Common Stock will be effected by the surrender of the certificate or certificates representing the Common Shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such Common Shares stating that such holder desires to convert such Common Shares, or a stated number of such Common Shares, represented by such certificate(s) into shares of the other class of Common Shares. Unless otherwise provided herein, each conversion will be deemed to have been effected as of the close of business on the date on which such certificate(s) have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Voting Common Shares or Non-Voting Common Shares, as the case may be, as such holder will cease and the person or persons in whose name or names the certificate(s) for Non-Voting Common Shares or Voting Common Shares are to be issued upon such conversion will be deemed to have become the holder or holders of record of the Non-Voting Common Shares or Voting Common Shares represented thereby.

                  (ii) Promptly after the surrender of certificates and the receipt of written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions (a) the certificate(s) for the Voting Common Shares or Non-Voting Common Shares issuable upon such conversion and (b) a certificate representing any Voting Common Shares or Non-Voting Common Shares that was represented by the certificate(s) delivered to the Corporation in connection with such conversion but that was not converted.

                  (iii) The issuance of certificates for Voting Common Shares upon conversion of Non-Voting Common Shares and for Non-Voting Common Shares upon conversion of Voting Common Shares will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Voting Common Shares or Non-Voting Common Shares, as the case may be.

                  (iv) The Corporation will at all times reserve and keep available out of its authorized but unissued Voting Common Shares and Class A Non-Voting Common Shares, solely for the purpose of issuance upon the conversion of the Voting Common Shares and the Class A Non-Voting Common Shares, respectively, such number of Voting Common Shares and Class A Non-Voting Common Shares as are issuable upon the conversion of all outstanding Voting Common Shares and Class A Non-Voting Common Shares, respectively. All Common Shares which are so issuable will, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation will take all such actions as may be necessary to assure that all such Common Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Common Shares may be listed (except for official notices of issuance which will be immediately transmitted by the Corporation upon issuance).

                  (v) The Corporation will not close its books against the transfer of Common Shares in any manner which would interfere with the timely conversion of any Common Shares.

                  5. Stock Splits. If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Shares, the outstanding shares of the other class of Common Shares will be proportionately subdivided or combined in a similar manner.

                  6. Notices. All notices referred to in this Article FOURTH shall be in writing, shall be delivered personally, by facsimile or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal office and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

                  7. Amendment and Waiver. No amendment or waiver of any provision of paragraph 4 of this Article FOURTH, Section (B) or of this paragraph 7 shall be effective without the prior approval of both the holders of a majority of the Voting Common Shares then outstanding, voting as a separate class, and the holders of a majority of the affected class or classes of Non-Voting Common Shares then outstanding, each voting as a separate class.

                  FIFTH: The name and mailing address of the incorporator is as follows:

                  Name                                   Mailing Address

         James M. Cahillane                    1155 Avenue of the Americas
                                               New York, New York  10036

                  SIXTH: The business of the Corporation shall be managed under the direction of the Board of Directors except as otherwise provided by law. The number of Directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the By-Laws. Election of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

                  SEVENTH: The Board of Directors may make, alter or repeal the By-Laws of the Corporation except as otherwise provided in the By-Laws adopted by the Corporation's stockholders.

                  EIGHTH: The Directors of the Corporation shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted under the General Corporation Law of the State of Delaware as from time to time in effect.

                  1. A Director of the Corporation shall under no circumstances have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director except for those breaches and acts or omissions with respect to which the General Corporation Law of the State of Delaware, as from time to time amended, expressly provides that this provision shall not eliminate or limit such personal liability of Directors. Neither the modification or repeal of this paragraph 1 of Article EIGHTH nor any amendment to said General Corporation Law that does not have retroactive application shall limit the right of Directors hereunder to exculpation from personal liability for any act or omission occurring prior to such amendment, modification or repeal.

                  2. The Corporation shall indemnify each Director and Officer of the Corporation to the fullest extent permitted by applicable law, except as may be otherwise provided in the Corporation's By-Laws, and in furtherance hereof the Board of Directors is expressly authorized to amend the Corporation's By-Laws from time to time to give full effect hereto, notwithstanding possible self interest of the Directors in the action being taken. Neither the modification or repeal of this paragraph 2 of Article EIGHTH nor any amendment to the General Corporation Law of the State of Delaware that does not have retroactive application shall limit the right of Directors and Officers to indemnification hereunder with respect to any act or omission occurring prior to such modification, amendment or repeal.

                  NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  IN WITNESS WHEREOF, said Outsourcing Solutions Inc. has caused this Amended and Restated Certificate of Incorporation of Outsourcing Solutions Inc. to be executed by its officer thereunto duly authorized this __th day of _____________, 1998.

                  OUTSOURCING SOLUTIONS INC.

                  By: /s/ David E. King

                        Name:  David E. King
                        Title: Secretary